THIRD MODIFICATION AGREEMENT

THIS THIRD MODIFICATION AGREEMENT (“Agreement”), dated July 1, 2014, is entered into by and between (i) PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”); (ii) PREFERRED APARTMENT COMMUNITIES, INC., a Maryland corporation (“PAC REIT”); (iii) the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”); and (iv) KEYBANK NATIONAL ASSOCIATION, as administrative agent (“Administrative Agent”).

RECITALS:

(1)    Pursuant to the terms of that certain Credit Agreement, dated as of August 31, 2012, by and among Borrower, PAC REIT, Administrative Agent and Lenders, as amended by that certain Modification Agreement, dated as of April 4, 2013, by and among Borrower, PAC REIT, Administrative Agent and Lenders and that certain Second Modification Agreement, dated as of December 5, 2013, by and among Borrower, PAC REIT, Administrative Agent and Lenders (as so amended and as amended and modified by this Agreement, the “Credit Agreement”), Lenders agreed to make revolving loans to Borrower in the maximum principal amount of FORTY MILLION AND NO/100THS DOLLARS ($40,000,000.00) (the “Existing Commitments”). The Existing Commitments are evidenced by that certain Second Amended and Restated Revolving Facility Note, dated as of December 5, 2013, executed by Borrower payable to the order of KeyBank National Association, as Lender (“KeyBank”), in the aggregate principal amount of the Existing Commitments (the “Existing Note”) and are further evidenced by certain other documents described in the Credit Agreement as Loan Documents. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

(2)    As of the date hereof, KeyBank is the sole Lender.

(3)    Subject to the terms and conditions of this Agreement, Lenders have agreed to
(i) increase their aggregate Revolving Commitments to FIFTY MILLION AND NO/100THS DOLLARS ($50,000,000.00) and (ii) modify and/or amend certain terms and provisions of the Loan Documents as of the Effective Date (hereinafter defined), as provided herein. Concurrently with the execution of this Agreement, Borrower has executed and delivered to KeyBank a Third Amended and Restated Revolving Facility Note, dated as of the date hereof, in the maximum principal amount of FIFTY MILLION AND NO/100THS DOLLARS ($50,000,000.00) (the “Amended Note”). The Amended Note amends and restates the Existing Note in its entirety.

(4)    Borrower, as a grantor, and the other grantors named therein have previously executed and delivered to Administrative Agent that certain Pledge and Security Agreement, dated as of August 31, 2012, as amended by that certain Reaffirmation of and Amendment to Pledge and Security Agreement, dated as of April 4, 2013, and that certain Second Reaffirmation of and Amendment to Pledge and Security Agreement, dated as of December 5, 2013 (as so amended and as amended in connection herewith, the “Security Agreement”). In connection with the increase in the Revolving Commitments described in Recital 3 above and the amendments pursuant hereto, the grantors have agreed to amend the Security Agreement pursuant to that certain Second Reaffirmation of and Amendment to Pledge and Security Agreement, dated as of the date hereof (the “Security Agreement Amendment”).

(5)    The Amended Note, Credit Agreement, the Security Agreement, this Agreement, the other documents described in the Credit Agreement as Loan Documents, together with all modifications, extensions, renewals and amendments thereto, including all modifications pursuant hereto, and any document required hereunder, are collectively referred to hereinafter as the “Loan Documents”.

(6)    By this Agreement, Borrower, PAC REIT, Lenders and Administrative Agent intend to modify and amend certain terms and provisions of the Credit Agreement.

NOW, THEREFORE, Borrower, PAC REIT, Lenders and Administrative Agent agree as follows:

ARTICLE 1

CONDITIONS PRECEDENT

The following are conditions precedent to Administrative Agent’s and Lenders’ obligations under this Agreement:

Section 1.01    Deliverables. Receipt by Administrative Agent of the following, each in form and content acceptable to Administrative Agent:

(a)	executed originals of this Agreement;

(b)	executed originals of the Security Agreement Amendment;

(c)	executed original of the Amended Note;

(d)	executed originals of a Reaffirmation of Guaranty;

(e)	executed originals of a Reaffirmation of and Amendment to Second Amended and Restated Environmental and Hazardous Material Indemnity Agreement;

(f)	executed original of a Buy-Sell Agreement for PAC Summit Crossing II, LLC;

(g)	an opinion or opinions from Borrower’s counsel in favor of Administrative Agent, in form reasonably acceptable to Administrative Agent; and

(h)	any and all other documents and agreements which are required by this Agreement or by any other Loan Document.
Section 1.02     Reimbursement of Costs and Expenses. Reimbursement to Administrative Agent by Borrower of Administrative Agent’s and Lenders’ reasonable costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, title insurance costs, recording fees, reasonable attorneys’ fees, appraisal, engineers’ and inspection fees and documentation costs and charges, whether such services are furnished by Administrative Agent’s employees or agents or by independent contractors.
Section 1.03    Representations and Warranties. The representations and warranties contained in this Agreement are true and correct; and
Section 1.04    Payments. All payments due and owing to Administrative Agent and Lenders under the Loan Documents have been paid current as of the effective date of this Agreement.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES
Section 2.01    No Event of Default. Borrower and PAC REIT hereby represent and warrant that no Default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents (as modified by this Agreement) and that all representations and warranties herein are true and correct and all representations and warranties in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties are true and correct as of the date when made, which representations and warranties shall survive execution of this Agreement.
Section 2.02    Authority. Each of Borrower and PAC REIT is authorized to execute, deliver and perform its obligations under this Agreement. The respective obligations of Borrower, PAC REIT, the other Credit Parties and their Subsidiaries under the Loan Documents, as modified by this Agreement, are valid, binding and enforceable obligations of each of them, subject to bankruptcy laws and other similar laws of general application affecting rights and remedies of creditors generally and subject to the application of the rules of equity and concepts of reasonableness, unconscionability, good faith and fair dealing.
Section 2.03    Amendment Documents. The execution and delivery of this Agreement and the other documents to be executed in connection herewith (collectively, the “Amendment Documents”) and Borrower’s, PAC REIT’s, the other Credit Parties’ and their Subsidiaries’ performance of and compliance with the terms hereof in the manner contemplated by this Agreement (a) will not violate the Organizational Documents of Borrower, PAC REIT, the other Credit Parties and their Subsidiaries, and (b) will not constitute a default (or any event which, with notice or expiration of grace/cure period or both, would constitute a default) under any material contract, agreement or other instrument to which Borrower, PAC REIT, the other Credit Parties or any of their Subsidiaries is a party or which may be applicable to any of its assets, except in each case where such conflict would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 2.04    Organizational Documents. Borrower and PAC REIT have previously delivered to Administrative Agent all of the relevant Organizational Documents of Borrower, PAC REIT, each other Credit Party and the Subsidiaries, and all such Organizational

Documents remain in full force and effect and have not been amended or modified since they were delivered to Administrative Agent. Borrower and PAC REIT hereby certify that: (i) the above documents are all of the relevant formation and organizational documents of Borrower, PAC REIT, each other Credit Party and the Subsidiaries; (ii) they remain in full force and effect; and (iii) they have not been amended or modified since they were previously delivered to Administrative Agent.
ARTICLE 3
LOAN INCREASE AND MODIFICATION

The Loan Documents are hereby supplemented and modified to incorporate the following, which shall supersede and prevail over any conflicting provisions of the Loan Documents:
Section 3.01    Loan Increase.     Subject to the terms and conditions of this Agreement, Lenders hereby grant to Borrower and Borrower hereby accepts an increase in Lenders’ aggregate Revolving Commitments to FIFTY MILLION AND NO/100THS DOLLARS ($50,000,000.00) (the “Increased Commitment”). All references in the Loan Documents to the Revolving Commitments are hereby amended to reference the Increased Commitment. Schedule 1 to the Credit Agreement is hereby deleted and replaced with Schedule 1 attached hereto. Notwithstanding the foregoing, Borrower may only access, subject to the other conditions to disbursement set forth in the Credit Agreement, up to Forty-Five Million and No/100ths Dollars ($45,000,000.00) of the Revolving Commitment until (i) the documented, undepreciated cost of Borrower’s Stabilized Owned Real Estate Portfolio, calculated in a manner consistent with the real estate methodology contained in the Total Asset Value definition, is at least Three Hundred Million and No/100ths Dollars ($300,000,000.00), subject to Administrative Agent’s confirmation, and (ii) Borrower has satisfied all of the requirements of the Post-Closing Covenants (as hereinafter defined).
Section 3.02    Amended and Restated Promissory Note. As a condition to this Agreement, Borrower shall execute and deliver a Third Amended and Restated Revolving Facility Note in the form attached hereto as Exhibit A, in the maximum principal amount of FIFTY MILLION AND NO/100THS DOLLARS ($50,000,000.00). Borrower hereby agrees that all terms, covenants and conditions of the Amended Note shall be effective as of the Effective Date. As of the date hereof, the Amended Note is the Note referenced in the Credit Agreement.
Section 3.03    Effective Date. The effective date of this Agreement and the Amended Note shall be the date all of the conditions precedent defined in Article 1 above have been met to Administrative Agent’s satisfaction (“Effective Date”).
Section 3.04    Reference to Loan Documents. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Documents shall include the Loan Documents as amended hereby, the Credit Agreement as amended hereby, the Schedules to the Credit Agreement as amended hereby and the Security Agreement as amended by the Security Agreement Amendment.

Section 3.05    New Definition. The following definition is hereby added to Section 1.01 of the Credit Agreement:
“Borrower’s Stabilized Owned Real Estate Portfolio” means all Real Property owned in fee simple by any Real Estate Subsidiary with respect to which construction is completed and tenants are in occupancy.

Section 3.06    Modified Definitions.

(a)	The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:
“Adjusted Funds From Operations” means, with respect to a Person and for a given period, (a) net income (loss) of such Person, plus (b) (i) depreciation with respect to such Person’s real estate assets, (ii) amortization of acquired intangible assets, (iii) acquisition costs, (iv) organization costs, (v) non-cash equity compensation to directors and executives, (vi) amortization of any loan closing costs, (vii) REIT establishment costs, (viii) depreciation and amortization of non-real estate assets, (ix) fees received in connection with Mezzanine Loan Investments, and (x) cash payments received on deferred loan interest to the extent not previously included in Adjusted Funds from Operations, minus (c) (i) non-cash interest income on Mezzanine Loan Investments, and (ii) normally recurring capital expenditures, and (d) plus or minus, as applicable, similar adjustments related to Unconsolidated Entities.

“Applicable Revolving Loan Margin” means 375 basis points.

“Applicable Unused Fee Rate” means 35 basis points.

“Capital Reserves” means (i) $275 per unit for Real Property for multi-family use on an annual basis, and (ii) $0.15 per square foot for Real Property for retail use on an annual basis.

“Revolving Facility Termination Date” means the earlier of (i) July 1, 2015, or (ii) the date that the Commitments have been terminated pursuant to Section 8.02.

(b)	Subsection (i) of the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(i)
such Acquisition is for (A) the ownership of, or investment in, assets constituting Real Property for multi-family use or the Equity Interests of entities owning such Real Properties for multi-family use, or (B) the ownership of, or investment in, assets constituting Real Property for retail use or the Equity Interests of entities owning such Real Properties for retail use;

Section 3.07    Additional Security. The last sentence of Section 6.10(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

Furthermore, the Borrower or such other Credit Party shall cause to be delivered to the Administrative Agent such opinions of local counsel, organizational documents, good standing certificates, corporate resolutions, searches (including, without limitation, UCC, tax lien, litigation, judgment and bankruptcy searches), loan documents, a Perfection Certificate, all Collateral items required to be physically delivered to the Administrative Agent thereunder, and other related documents as may be reasonably requested by the Administrative Agent in connection with the execution, delivery and recording of any such Additional Security Document or joinder, all of which documents shall be in form and substance satisfactory to the Administrative Agent.

Section 3.08    Real Property Matters. The Credit Agreement is hereby amended by adding the following to the end of Section 6.10(b)(ii):

(I)
the indemnity policies of insurance for loss based on failure of attachment, perfection or priority of Administrative Agent’s security interest in the Equity Interests in the Subsidiaries, issued in the form of an “Eagle 9” UCC insurance policy by a Title Company

Section 3.09    Financial Covenants. Sections 7.07(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(a)
Consolidated Net Worth. The Credit Parties will not permit the Consolidated Net Worth of the Consolidated Entities to at any time be less than the sum of (i) $160,000,000 plus (ii) 75% of the net proceeds of any equity offering (or any debt offering to the extent converted into equity) by any Credit Party or any of their Subsidiaries.

Section 3.10 Agreement to Pay Fees. Borrower shall pay to Administrative Agent as and when due all fees required to be paid in accordance that certain letter agreement regarding fees, dated as of the date hereof, between Borrower and Administrative Agent.

Section 3.11    Summit Crossing Mezzanine Lending, LLC and Trail Creek Mezzanine Lending, LLC.     Neither Summit Crossing Mezzanine Lending, LLC (“Summit”) nor Trail Creek Mezzanine Lending, LLC (“Trail Creek”) currently own any assets. All references to Summit and Trail Creek in the Loan Documents are hereby deleted and Summit and Trail Creek will have no further obligations under the Loan Documents (including the Guaranty) from and after the date hereof. Borrower may dissolve Summit and/or Trail Creek at any time without the consent of Administrative Agent. All security interests and other liens granted to or held by Administrative Agent in the assets of and Equity Interests in Summit and Trail Creek as security for the indebtedness under the Loan Documents are released, and the Borrower and its designees are authorized to take such actions and make such filings necessary to document or effectuate the termination and release of such liens, including, without limitation, the filing of UCC-3 termination statements. Further, to the extent in the possession of Administrative Agent, Administrative Agent will return to the Borrower all original membership interest certificates representing the Equity Interests of Summit and Trail Creek and will reasonably cooperate with Borrower, at Borrower’s cost, to release its security interests in the assets of and Equity Interests in Summit and Trail Creek.

Section 3.12    Post-Closing Covenants. Within thirty (30) days after the Effective Date, Borrower shall deliver to Administrative Agent the following in connection with the pledge of the Equity Interests of new Subsidiaries, each in form and content acceptable to Administrative Agent (collectively, the “Post Closing Covenants”):

(a)	executed originals of an amendment to the Security Agreement;

(b)
executed originals of a separate Security Agreement Joinder executed by each of Manassas Mezzanine Lending, LLC, Irvine Mezzanine Lending, LLC, Weems Mezzanine Lending, LLC and Kennesaw Mezzanine Lending, LLC (collectively, the “New Grantors”);

(c)	executed originals of a separate Guaranty Supplement executed by each of the New Grantors;

(d)	executed originals of a separate Collateral Assignment of Loan Documents executed by each of the New Grantors, together with the respective original notes and allonges;

(e)	executed originals of a Second Reaffirmation of and Amendment to Second Amended and Restated Environmental and Hazardous Material Indemnity Agreement;

(f)	executed original of a Buy-Sell Agreement for Woodstock Crossing Center, LLC;

(g)	an opinion or opinions from Borrower’s counsel in favor of Administrative Agent, in form reasonably acceptable to Administrative Agent; and

(h)	any and all other documents, diligence and agreements which are required by this Agreement, by Sections 6.9 and 6.10 of the Credit Agreement or by any other Loan Document.
ARTICLE 4
RELEASE
Section 4.01    Release. As of the Effective Date, Borrower, PAC REIT, each of the other Credit Parties and each of their Subsidiaries and each of their past, present and future officers, directors, principals, employees, members, managers, shareholders, partners, agents, parents, subsidiaries and affiliates (hereinafter collectively referred to as the “Releasing Parties”), do hereby fully and forever release, discharge and acquit each of Administrative Agent and the Lenders and their respective past, present and future officers, directors, principals, employees, members, managers, shareholders, partners, agents, parents, subsidiaries and affiliates and their respective attorneys, accountants, legal representatives, agents and employees and their respective successors, heirs and assigns (collectively, “Released Parties”), of and from and against any and all claims, demands, obligations, duties, liabilities, damages, expenses, indebtedness, debts, breaches of contract, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, rights of indemnity, rights of offsets, defenses or liability of any type, kind, nature, description or character whatsoever (collectively, the “Claims”), irrespective of how, why or by reason of what facts, whether known or unknown, whether liquidated or unliquidated, contingent or non-contingent, which any Releasing Party may now have or heretofore have had, from the beginning of the world to the Effective Date, against any of the Released Parties (including any Claim arising in connection with (i) the Loan, the Collateral, any notice of breach or default; (ii) the Released Parties’ acts, statements, conduct, representations and omissions made in connection with any of the foregoing, (iii) all relationships between any of the Releasing Parties and the Released Parties and any course of conduct between or among any of them made in connection with any of the foregoing, and (vi) any fact, matter, transaction or event relating to any of the foregoing, whether known or unknown).
Section 4.02    No Defenses or Claims. Each of Borrower, PAC REIT, each other Credit Party and each of their Subsidiaries acknowledges and agrees that it has no defenses, counterclaims, offsets, cross-complaints, causes of action, rights, claims or demands of any kind or nature whatsoever, including, without limitation, any usury, lender liability or one-action claims or defenses, arising out of the Loan, the Loan Documents, the acts or omissions of Administrative Agent or Lenders taken with respect to the Loans, the Revolving Commitments or any past or present relationship between or among the Borrower, PAC REIT, the other Credit Parties, any of their Subsidiaries, Administrative Agent, the Lenders, or any of their respective past, present and/or future parent, subsidiary and affiliated entitles and, with respect to each of the foregoing, their respective past and present officers, directors, shareholders, partners, limited partners, members, representatives, principals, owners, affiliates, attorneys, accountants, agents and employees, and their successors, heirs and assigns and each of them, that can be asserted either to reduce or eliminate all or any part of Borrower’s liability for the Loans, the liability of the Credit Parties or any of their Subsidiaries under the Loan Documents, the validity, priority, perfection and enforceability of the liens and security interests granted to Administrative Agent for the benefit of the Lenders under the Loan Documents or to seek affirmative relief or damages of any kind or nature from Administrative Agent or the Lenders. Each of the Borrower, PAC REIT, each other Credit Party and each of their Subsidiaries further acknowledges that to the extent that any such claim should in fact exist, including without limitation, any usury, lender liability or one-action claim, it is being fully, finally and irrevocably released by the Borrower, PAC REIT, each other Credit Party and each of their Subsidiaries as provided in Section 4.01 of this Agreement above.
Section 4.03    No Representations. Each of the Releasing Parties does hereby acknowledge that it has not relied upon any representation of any kind made by any of the Released Parties in making the foregoing release.
Section 4.04    No Assignment. Each of the Releasing Parties represents and warrants to each of the Released Parties that it has not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released by such party hereunder or any portion thereof or interest therein, and each of the Releasing Parties agrees to indemnify, protect, defend and hold each of the Released Parties harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer by any of the Releasing Parties.
Section 4.05    No Admissions. It is hereby further understood and agreed that the acceptance of delivery of the foregoing release shall not be deemed or construed as an admission of liability of any nature whatsoever arising from or related to the subject of the within release.
Section 4.06    Covenant Not to Sue. Each of the Releasing Parties hereby waives any right it may have to institute any action, claim or suit against any Released Parties or to raise any defense against any claim brought by any of the Released Parties against any of the Releasing Parties based on any matter directly or indirectly related to any Claim released hereunder. Each of the Releasing Parties covenants and agrees (a) not to sue any Released Party in any court or tribunal or bring (or aid in the institution or prosecution of) any action, lawsuit or cause of action (whether by way of direct action, counterclaim, cross-claim, objection, contested matter, adversary proceeding, interpleader or otherwise) based on any matter directly or indirectly related to any Claim released hereunder, and (b) to be forever barred from asserting or bringing or aiding in the bringing of any such action, lawsuit or cause of action or asserting any defense against any claim or action brought by any of the Released Parties based on any matter directly or indirectly related to any Claim. Nothing herein shall be construed to preclude any Released Party from enforcing the foregoing release and/or protecting its rights and interests hereunder. If any Releasing Party breaches this covenant not to sue, or hereafter commences, joins In, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against any Released Party any of the Claims released hereunder, then said Releasing Party will pay to such Released Party, in addition to any other damages caused thereby, all costs and expenses and attorneys’ fees incurred by such Released Party in defending or otherwise responding thereto, and said Releasing Party shall indemnify the Released Party from and against any and all liability, damage, loss or claim resulting therefrom. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery under this indemnity.
Section 4.07    No Waivers. Any acceptance now, or at any time in the future, by Administrative Agent or the Lenders of any full or partial payments may, unless otherwise agreed by Lenders, be applied to interest, principal, fees or other amounts due under and in accordance with the Loan Documents, and shall not be deemed to constitute (a) an agreement amending, modifying or qualifying in any respect the terms and provisions of the Loan Documents, (b) a waiver by Administrative Agent or the Lenders of any of Administrative Agent’s or the Lenders’ rights or remedies under the Loan Documents or under applicable law or in equity, (c) an accord or satisfaction with respect to all or a portion of the indebtedness evidenced and secured by the Loan Documents, or (d) a rescission of any notices theretofore sent to the Credit Parties.

ARTICLE 5
MISCELLANEOUS
Section 5.01    Non-Impairment. Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in the Note or other Loan Document or affect or impair any rights, powers, or remedies of Lender, it being the intent of the parties hereto that the provisions of the Note and other Loan Documents shall continue in full force and effect except as expressly modified hereby.
Section 5.02    Survival of Representations and Warranties. All representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement.
Section 5.03    Severability. Any term or provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.
Section 5.04    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
Section 5.05    Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
Section 5.06    Entire Agreement. This Agreement shall be binding upon and inure to the benefit of Borrower, Agent and Lender and their respective permitted successors and assigns. This Agreement is specifically limited to the matters expressly set forth herein. The Credit Agreement, this Agreement and the other Loan Documents and all other instruments, agreements and documentation executed and delivered in connection with this Agreement embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by the Credit Agreement, this Agreement and the other Loan Documents, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement and the other Loan Documents.
Section 5.07    Counterparts.     This Agreement may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Each party hereto may rely on the facsimile signature, or signature sent by e-mail in pdf format, of each other party hereto.
Section 5.08    Time. Time is of the essence with respect to each and every provision of this Agreement.
[Signatures on following page.]

IN WITNESS WHEREOF, Borrower, PAC REIT, Lender and Administrative Agent have caused this Agreement to be duly executed as of the date first above written.

PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P., as the Borrower By: Preferred Apartment Advisors, LLC, its manager By: /s/ Jeffrey R. Sprain Name: Jeffrey R. Sprain Title: General Counsel
PREFERRED APARTMENT COMMUNITIES, INC., as a Credit Party By: Preferred Apartment Advisors, LLC, its manager By: /s/ Jeffrey R. Sprain Name: Jeffrey R. Sprain Title: General Counsel

KEYBANK NATIONAL ASSOCIATION, as the sole initial Lender and as the Administrative Agent By: /s/ James K. Komperda Name: James K. Komperda Title: Vice President

Signature Page
To
Third Modification Agreement

Schedule 1

Schedule 1

Lenders and Commitments

Lender	Revolving Commitment	Revolving Facility Percentage as of July 1, 2014
KeyBank National Association	$50,000,000	100%
Total:	$50,000,000	100%

EXHIBIT A

Form of Promissory Note

THIRD AMENDED AND RESTATED REVOLVING FACILITY NOTE

$________________	________, 20__
New York, NY
FOR VALUE RECEIVED, the undersigned PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to the order of [______________________] (the “Lender”) the principal sum of _________________ ($__________) or, if less, the then unpaid principal amount of all Revolving Loans (such term and each other capitalized term used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement, in Dollars and in immediately available funds, at the Payment Office on the Revolving Facility Termination Date.
The Borrower also promises to pay interest in like currency and funds at the Payment Office on the unpaid principal amount of each Revolving Loan made by the Lender from the date of such Revolving Loan until paid at the rates and at the times provided in Section 2.06 of the Credit Agreement.
This Revolving Facility Note is one of the Notes referred to in the Credit Agreement, dated as of August 31, 2012, among the Borrower, Preferred Apartment Communities, Inc., a Maryland corporation (the “PAC REIT”), the lenders from time to time party thereto (including the Lender), and KeyBank National Association, as administrative agent (the “Administrative Agent”), as amended by that certain Modification Agreement, dated as of April 4, 2013, among the Borrower, the PAC REIT, the lenders and the Administrative Agent, that certain Second Modification Agreement, dated as of December 5, 2013, among the Borrower, the PAC REIT, the lenders and the Administrative Agent, and that certain Third Modification Agreement, dated as of the date hereof, among the Borrower, the PAC REIT, the lenders and the Administrative Agent (as so amended and as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Loan Documents. As provided in the Credit Agreement, this Revolving Facility Note is subject to mandatory repayment prior to the Revolving Facility Termination Date, in whole or in part.
In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Revolving Facility Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.
The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Revolving Facility Note, except as expressly set forth in the Credit Agreement. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.
THIS REVOLVING FACILITY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO

Exhibit A

THIS REVOLVING FACILITY NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
This Note is given in replacement of the Second Amended and Restated Facility Note, dated as of December 5, 2013, in the original principal amount of $40,000,000 (the “Other Note”) previously delivered to the Lender pursuant to the Credit Agreement. THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER NOTE.

[Signature Page Follows]

Exhibit A

PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P. By: Preferred Apartment Advisors, LLC, its manager By:__________________________________ Name: Title:

Exhibit A